Royalty Grant

This is notice that FuLuCai Productions Ltd. (“FLC”) is, by this notice, granting a one percent (1%) royalty (the “Royalty”) to Gordon Rix, subject to the following terms and conditions:

The Royalty:

1.	applies only to the reality-show concept known as The Real Deal;
2.	applies only as long as The Real Deal is wholly owned by FLC;
3.	is calculated based on broadcast licensing revenues only; and
4.	is payable annually in arrears.

Signed in Calgary, this 14th. day of April, 2010.

FuLuCai Productions Ltd.
Per:
/s/ James Durward
James Durward
President